Exhibit 10.18
LLC Membership Interest
Purchase Agreement
     This LLC Membership Interest Purchase Agreement (“Agreement”) is made on October 6, 2006, between Bach Services & Manufacturing Company, L.L.C., a Michigan limited liability company (“Buyer”), Aurora Oil & Gas Corporation, a Utah corporation, whose address is 4110 Copper Ridge Drive, Suite 100, Traverse City, MI 49684 (“Aurora”), and Richard Bach and Robin Bach, whose address is 2962 U.S. 31 South, South Boardman, Michigan 49684 (“Sellers”).
Preliminary Statements
     A. Sellers own all of the LLC membership interests (hereafter referred to as “Shares” for convenience) issued by Kingsley Development Company, L.L.C., a Michigan limited liability company, whose address is 2962 U.S. 31 South, South Boardman, MI 49684 (“Kingsley”).
     B. Kingsley owns real estate located at 2777 Lynx Lane, Kingsley, Michigan 49659, that is leased to Bach Enterprises, Inc., a Michigan corporation (“BEI”).
     C. Buyer desires to acquire Kingsley by acquiring all of its outstanding LLC membership interests from Sellers.
Agreed Terms
     For mutual consideration, the sufficiency of which is hereby acknowledged, the parties agree as follows:
     1. Purchase and Sale of LLC. Subject to the terms and conditions set forth in this Agreement, at the Closing Date, as defined in Section 4, Sellers shall sell, transfer and deliver to Buyer, and Buyer shall purchase and accept from Sellers, all of the outstanding LLC membership interests issued by Kingsley (Shares).
     2. Liabilities.
          a. General Non-Assumption of Liabilities. Except for mortgage indebtedness owed by Kingsley on the real estate held by Kingsley, Buyer shall not

William Deneau

Richard Bach

Robin Bach

assume, expressly or implicitly, pay, perform or discharge any debts, liabilities or obligations of any nature of Kingsley. Except to the extent provided in this Agreement, all the debts, liabilities and obligations of Kingsley arising prior to Closing, whether fixed or contingent, accrued or unaccrued, known or unknown, shall continue to be the responsibility of Sellers, which shall pay, perform and discharge them in accordance with their terms, and nothing contained in this Agreement shall be construed in any fashion as imposing, directly or indirectly, responsibility for any such debt, liability and obligation on Buyer.
          b. Transfer Free of Liens. Except for the recorded mortgages associated with the real estate held by Kingsley, the Shares and Kingsley itself shall be transferred to Buyer free and clear of any and all claims, liens, mortgages, security interests, encumbrances, charges or other restrictions of title or ownership.
     3. Purchase Price and Method of Payments. The total purchase price for the Shares is Sixty-Five Thousand and 00/100 Dollars ($65,000.00), which shall be payable in the form of wire transfer at Closing.
     4. The Closing. The parties agree that the effective date of Closing, shall be as of the close of business on Friday, October 6, 2006. The Closing of the purchase and sale provided for in this Agreement shall be held at the offices of Aurora, or at such other place as may be fixed by mutual agreement of Buyer and Sellers, concurrently with the execution of this Agreement by Sellers. The date and event of Closing are respectively referred to in this Agreement as the “Closing Date” and “Closing.” At the Closing, Seller shall deliver to Buyer Assignments of all LLC interests in Kingsley Development LLC in the form attached as Exhibit 4, and Aurora shall deliver to Sellers the Price payable as set forth in Section 3.
     5. Representations and Warranties. In order to induce the parties to enter into this Agreement, each of Aurora, Buyer and Sellers makes the following representations and warranties to each other, each of which shall be deemed to be independently relied upon by the other party:
          a. Organization and Qualification. Each of Kingsley, Buyer and Aurora is validly existing and in good standing under the laws of its place of incorporation or LLC organization and qualified to do business in the State of Michigan. Each of Buyer and Aurora have the requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby.
          b. No Violation. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not violate any provision of law, order, or regulation of any governmental authority, the corporate charter, by-laws, or articles of organization or incorporation of either party or constitute a default

William Deneau

Richard Bach

Robin Bach

under any judgment, order or decree of any court of governmental agency or instrumentality, or conflict or constitute a breach or a default under any material agreement to which either is a party or by which it is bound.
          c. Sellers’ Title. Sellers own good, valid and marketable title to the Shares issued by Kingsley, free and clear of any and all mortgages, liens, encumbrances, charges, claims, restrictions, pledges, security interests or impositions (except for the mortgages against the real estate owned by Kingsley). None of the Shares are pledged, placed in escrow, encumbered, subject to any lien or to any matured, unmatured or contingent claim. Except for rights of Buyer under this Agreement and for certain rights waived by Kent Stiner, there are no options, agreements, contracts, security interests or other rights in existence to purchase or acquire now or in the future, any of the Shares, whether now or subsequently authorized or issued.
          d. Environmental Compliance. To the best of the Sellers’ knowledge as owners of Kingsely and as owners of BEI (user of the Kingsley real estate), as of the Closing Date, (i) except as set forth in Exhibit 5.d., the assets of Kingsley are not in material violation of any law pertaining to the environment, and the Sellers have not been notified and are not aware of any existing, pending, or threatened investigation or inquiry by any governmental authority pursuant to any law pertaining to the environment, and are not subject to any remedial obligations under law pertaining to the environment; (ii) the assets of Kingsley, are not subject to any private or governmental lien, and Sellers have not received and are not aware of any judicial or administrative notice or action, in each case relating to hazardous substances or environmental liabilities or the violation of any laws pertaining to the environment; (iii) except as set forth in Exhibit 5.d., underground storage tanks are not and have not been located on any property owned and operated by Kingsley; (iv) except as set forth in Exhibit 5.d, no hazardous substances are located on or have been generated, treated, stored, processed, or disposed of on or released or discharged from (including discharges, whether direct, indirected, purposeful dumps or accidental spills, into surface or subsurface waters and including any groundwater contamination) the Kingsley assets contrary to law pertaining to the environment which would have, individually or in the aggregate material adverse effect on the value, ownership or operation of the Shares; (v) to the best of the Sellers’ knowledge, the current use of the Kingsley assets complies with all applicable laws pertaining to the environment; and (vi) to the best of the Sellers’ knowledge, Kingsley has obtained all permits or other authorizations required by any governmental authority to use, occupy or operate the Kingsley assets by reason of any applicable law pertaining to the environment.
          e. Kingsley Real Estate. To the best of Sellers’ knowledge, as owners of Kingsely and as owners of BEI (user of the Kingsley real estate), as of the Closing Date: (i) the real estate owned by Kingsley is in compliance with all

William Deneau

Richard Bach

Robin Bach

governmental zoning requirements; (ii) all improvements are in compliance with all applicable legal requirements, including those pertaining to building and the disabled, are in good repair and in good condition, ordinary wear and tear excepted, and are free from latent and patent defects; (iii) no part of any improvement encroaches on any other real property, and there are no buildings, structures, fixtures or other improvements primarily situated on adjoining property which encroach on any part of the Kingsley real estate; (iv) the real estate owned by Kingsley has direct vehicular access to a public road or has access to a public road via a permanent, irrevocable, appurtenant easement benefiting such land and comprising a part of the real property, is supplied with public or quasi-public utilities and other services appropriate for the operation of the facilities located thereon and is not located within any flood plain or area subject to wetlands regulation or any similar restriction.
          f. Taxes. Kingsley has filed or caused to be filed on a timely basis all tax returns and all reports with respect to taxes that are or were required to be filed under applicable tax laws. Kingsley has paid or made provision for the payment of all taxes that have or may become due.
          g. No Material Adverse Change. Since July 10, 2006, there has not been any material adverse change in the business, operations, prospects, assets of Kingsley, and no event has occurred or circumstance exists that may result in such material adverse change.
          h. Legal Proceedings. There is no suit, action or other proceeding pending or threatened against Sellers or Kingsley’s assets that would have a material adverse effect on the value of the Shares. Neither Sellers nor Kingsley are a party or subject to any injunction, judgment, order, notice of violation or decree, whether or not still subject to appeal, of any governmental authority that would adversely affect the Shares or the Kingsley assets.
          i. Brokers of Finders. Neither Sellers nor any of their representatives have incurred any obligation or liability, contingent or otherwise, for brokerage or finders’ fees or agents’ commissions or other similar payments in connection with the sale of the Shares or Kingsley’s assets.
     6. Indemnifications. Subsequent to closing:
          a. Buyer’s Indemnity. Buyer and Aurora shall, and hereby do, defend, indemnify and save and hold harmless Sellers from and against any and all claims, costs, judgments, expenses, requests for compensation, contribution, remediation, liability of any type or nature whatsoever other than consequential damages which may be incurred by Sellers from or after the Closing Date that are attributable to or result from failure or breach of any representation or warranty made by

William Deneau

Richard Bach

Robin Bach

Buyer or Aurora in Section 5 hereof or in any document or instrument made and delivered by Buyer in connection herewith.
          b. Seller’s Indemnity. Sellers shall and hereby do defend, indemnify and save and hold harmless Buyer and Aurora from and against any and all claims, costs, judgments, expenses, requests for compensation, contribution, remediation, liability of any type or nature whatsoever other than consequential damages which may be incurred by Buyer or Aurora from or after the Closing Date that are attributable to or result from failure or breach of any representation or warranty made by Sellers in Section 5 hereof or in any document or instrument made and delivered by Sellers in connection with Section 5.
          c. Neither party shall be entitled to indemnification from the other party under this Section except, and to the extent that, the aggregate amount of the indemnified losses suffered by that party exceeds Twenty Five Thousand Dollars ($25,000.00) (the “Indemnity Threshold”), provided, however with respect to all cumulative claims, Sellers shall not be liable, by reason of indemnification or otherwise, for aggregate losses or damages exceeding the Price set forth in Section 3.
     7. Conditions To Close. The obligations of either party to close pursuant to this Agreement are subject to the following conditions having been met, or waived in writing by the other party, at or prior to the Closing Date:
          a. Representations and Warranties. The representations and warranties made in Section 5 shall be true and correct in all material respects on and as of the Closing Date.
          b. Delivery of Instruments of Conveyance of the Shares. Sellers shall have delivered to Buyer the documents set forth in Section 4, and such other documentation as reasonably appropriate to transfer title to the Shares to Buyer.
          c. No Litigation. No investigation, suit, action or other proceedings shall be threatened or pending before any court or governmental agency in which it is sought to restrain, prohibit or obtain damages or other relief in connection with this Agreement or the consummation of the transactions contemplated hereby.
          d. Approvals and Consents. All necessary approvals and consents with respect to the transactions contemplated hereby, the absence of which would have a material and adverse effect on either party’s rights under this Agreement.
     8. Further Assurances. Buyer and Sellers agree that, from time to time after Closing, and upon reasonable request, they shall execute, acknowledge and deliver such other instruments as reasonably may be required to more effectively

William Deneau

Richard Bach

Robin Bach

transfer and vest in Buyer the Shares or property or to otherwise carry out the terms and condition of this Agreement.
     9. Buyer Performance Guaranty. Anything to the contrary notwithstanding, effective as of the Closing, Aurora guarantees Buyer’s performance of this Agreement.
     10. Disclaimer. Except as set forth in this Agreement: (i) Sellers make no representation or warranty, express or implied (including those referred to in Section 2.312 of the Michigan Uniform Commercial Code); (ii) Kingsley and the assets thereby held by it are hereby being transferred to Buyer at the Closing are conveyed pursuant to this Agreement “AS IS WHERE IS” on the Closing Date, and in their present condition, and Buyer shall rely upon its own examination thereof; and (iii) Sellers make no warranty of merchantability, suitability or fitness for a particular purpose, or quality, with respect to any of the tangible personal property being so transferred, or as to the condition or workmanship thereof or the absence of any defects therein, whether latent or patent.
     11. Proper Notices. All notices and other communications required or permitted under this Agreement shall be deemed to have been given upon actual receipt by registered or certified mail, postage prepaid, or otherwise delivered by hand or messenger, fax or telegram, to the parties at their addresses listed on page 1, or to such other changed address as such party may have given by notice.
     12. Applicable Law. This Agreement and its validity, construction and performance shall be governed in all respects by the laws of the State of Michigan.
     13. Integration. This Agreement and all schedules, exhibits and agreements attached set forth the entire agreements and understanding between the parties as to the subject matter hereof, and supersedes all prior discussions, representations, amendments or understandings of every kind and nature between them, except this Agreement shall not affect the terms of the prior letter of intent signed by the parties in anticipation of this transaction.
     14. Amendments. Any amendment, alteration, supplement, modification or waiver shall be invalid unless it is set forth in writing, signed by the party intending to be bound thereby.
     15. Severability. If any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without the provision(s).
     16. Assignability. This Agreement may be assigned by Buyer without the prior written consent of Sellers; provided, Buyer shall continue to be liable for the performance of all obligations pursuant to the Agreement.

William Deneau

Richard Bach

Robin Bach

     17. Benefit. This Agreement shall be binding upon and inure to the benefit of Buyer and Seller and their successors and permitted assigns.
     18. Captions. Captions contained in this Agreement are inserted for reference and in no way define, limit, extend or describe the Agreement or the intent of any provision.
     19. Pronouns. All pronouns and any variation thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural as the identity of the parties may require.
     20. Construction of Agreement. The parties agree that this Agreement has been jointly drafted and that neither party may assert an ambiguity in the construction of this Agreement against another party because the other party allegedly drafted the allegedly ambiguous provision.
     21. Enforcement of Agreement. Each party agrees to pay all of the other party’s costs and expenses, including actual attorney’s fees, in enforcing the terms of this Agreement, including collection of amount owed to a party.
     22. Counterparts & Facsimile. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties by facsimile. The parties agree that signatures on this Agreement, as well as any other documents to be executed under this Agreement, may be delivered by facsimile in lieu of an original signature, and the parties agree to treat facsimile signatures as original signatures and agree to be bound by this provision.
     [Remainder of Page Intentionally Left Blank]
     [Signature Page to Follow]

William Deneau

Richard Bach

Robin Bach

     The parties have caused this Agreement to be executed as of the date and year first above written.

Buyer: Bach Services &	Seller: Robin Bach
Manufacturing Company, L.L.C., a
Michigan limited liability company

By (signature): /s/ William W. Deneau	By (signature): /s/ Robin Bach

Print name: William W. Deneau

Title/: President of Aurora Oil & Gas
Corporation, Manager of Bach Services &
Manufacturing Company, L.L.C._______

Aurora: Aurora Oil & Gas Corporation	Seller: Richard Bach
a Utah corporation

By (signature): /s/ William W. Deneau	By (Signature): /s/ Richard Bach

Print name: William W. Deneau

Title/Position: President_________________

William Deneau

Richard Bach

Robin Bach

Exhibit 4
Assignment of LLC Interest in Kingsley Development Company, L.L.C.
     See attached assignment forms for conveyance of Sellers’ interest in Kingsley Development Company, L.L.C.

William Deneau

Richard Bach

Robin Bach

Exhibit 5.d.
Disclosures Re: Environmental Matters
None.

William Deneau

Richard Bach

Robin Bach